UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by FedEx Corporation (the “Company”) with the U.S. Securities and Exchange Commission on September 22, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2023 Annual Meeting of Stockholders held on September 21, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other changes have been made to the Original Form 8-K.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors, a majority of the votes at the Annual Meeting were cast in favor of conducting future advisory votes on executive compensation on an annual basis. In light of these results, the Board of Directors has determined to hold an annual stockholder advisory vote on executive compensation until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than FedEx’s annual meeting of stockholders in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: December 11, 2023	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President,
General Counsel and Secretary